UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2019

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rob Lynch as Chief Executive Officer and Director

On August 27, 2019, Papa John’s International, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Robert Lynch to serve as President and Chief Executive Officer of the Company. The Board also appointed Mr. Lynch as a member of the Board with a term to last until the Company’s annual meeting of stockholders in 2020.

Prior to joining the Company, Mr. Lynch, 42, served as President of Arby’s since August 2017, following his service as Arby’s Brand President and Chief Marketing Officer beginning in August 2013. Mr. Lynch has also held leadership positions at Taco Bell, HJ Heinz Company, and Procter & Gamble and has 20 years combined experience in QSR and consumer packaged goods. Among other recognition, Mr. Lynch was named the 2017 Outstanding Marketer of the Year by PRWeek, the 2017 Content Marketer of the Year by Digiday, and a 2015 Marketer of the Year by AdAge. He is a graduate of the University of Rochester, where he obtained his B.A. and M.B.A.

Employment Agreement

In connection with his appointment, the Company entered into an employment agreement with Mr. Lynch on August 26, 2019 (the “Employment Agreement”). The Employment Agreement has a three-year term and automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 180 days prior to the expiration of the then-current term.

The Employment Agreement provides for a minimum annual base salary of $900,000, an annual cash incentive opportunity with a target set at 110% of base salary, and annual equity awards opportunities applicable to other of the Company’s executive officers. During the term of the Employment Agreement, base salary increases, and the amount, performance criteria and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board. However, his initial annual equity awards to be granted in fiscal year 2020 under the Company’s long-term incentive program will have a target grant-date fair value of $3.4 million, made in the same allocation of grant types as awarded to other executive officers of the Company.

In addition, Mr. Lynch will be granted sign-on compensation intended to partially replace the value of his equity awards and other compensation forfeited from his prior employer, consisting of (i) a $3 million sign-on cash bonus, payable on or prior to September 10, 2019, which is subject to certain claw-back provisions as described in the Employment Agreement, and (ii) $3 million in restricted stock, which was granted on August 26, 2019, one-third of which will vest on the second anniversary of the grant date, and two-thirds of which will vest on the third anniversary of the grant date. Mr. Lynch is also entitled to relocation benefits consistent with Company policy for executive officers, plus an additional $165,000 payment to cover relocation and moving expenses. Relocation benefits will be “grossed-up” to cover applicable taxes.

Upon termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), not in connection with a Change in Control, Mr. Lynch would be entitled to receive the following benefits:

•	(a) if such termination or resignation occurs on or prior to August 26, 2021, severance equal to 1.5 times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after August 26, 2021, severance equal to 18 months of his base salary;

•	a pro rata portion of his annual incentive opportunity for the fiscal year in which the termination or resignation occurs based on actual full-year performance results;

•	reimbursement of his cost of COBRA medical and dental benefits for 18 months;

•	outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of 12 months; and

•	accelerated vesting of his sign-on equity award.

A notice of non-renewal of the Employment Agreement provided by the Company to Mr. Lynch will be treated as Good Reason under the Agreement. Upon termination without Cause or resignation for Good Reason in the 24 months after a Change in Control of the Company, Mr. Lynch would be entitled to the same benefits as described in the immediately preceding paragraph, except that his severance would be equal to: (a) if such termination or resignation occurs on or prior to August 26, 2021, two times the sum of (i) his base salary and (ii) his target annual incentive opportunity; or (b) if such termination or resignation occurs after August 26, 2021, three times his base salary. The Employment Agreement provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after tax benefit than if payments were not reduced.

This summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other

Mr. Lynch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Lynch succeeds Steve M. Ritchie in the position of President and Chief Executive Officer effective August 26, 2019.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 27, 2019 to announce the Chief Executive Officer succession and to update the Company’s previously issued forward-looking earnings guidance. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Papa John’s International, Inc. and Robert Lynch dated and effective August 26, 2019.
99.1	Papa John’s International, Inc. press release dated August 27, 2019.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: August 28, 2019	/s/ Caroline M. Oyler
Caroline M. Oyler
Senior Vice President, Chief Legal & Risk Officer